CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-270820 on Form S-6 of our report dated May 8, 2023, relating to the financial statement of FT 10727, comprising Sabrient Small Cap Growth Portfolio, Series 38, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 8, 2023